Exhibit 99.1
FOR IMMEDIATE RELEASE
                                                   Contact:  Michael B. Perrine
                                                        Chief Financial Officer
                                                        (512) 347-8787 Ext. 119


             TRAVIS BOATS & MOTORS, INC. TO BE ACQUIRED BY TMRC, LLP
                               FOR $0.40 PER SHARE

     AUSTIN, TEXAS (November 10, 2004) - Travis Boats & Motors, Inc. (Nasdaq/TRVS) today announced that it has entered into a merger agreement to be acquired by Tracker Marine, LLC, a Springfield, Missouri based manufacturer of pleasure boats, through the merger of its subsidiary, TMRC, LLP into Travis.

     Under the terms of the merger agreement, which was approved by Travis' Board of Directors based on the unanimous recommendation of a Special Committee of the Board comprised solely of independent directors, Travis will be acquired by Tracker, in a one-step merger transaction, for $0.40 per share of common stock, in cash. In making its recommendation, the Special Committee relied upon, among other things, the opinion of Davenport & Company, LLC, the Special Committee's independent financial advisor, that the consideration to be received by the public shareholders of Travis in the contemplated merger is fair from a financial point of view.

     Upon consummation of the merger, which is expected to occur during January 2005, Travis, as the surviving corporation, will become a wholly-owned subsidiary of Tracker and its common stock will no longer be publicly traded. The closing of the transaction is subject to certain terms and conditions customary for transactions of this type, including the approval of the holders of a majority of the outstanding common stock and of the Series A Preferred Stock, voting as a separate class. The affirmative vote of a majority of shares held by shareholders other than TMRC and its affiliates is also required.

     TMRC is the holder of all of the outstanding 80,000 shares of the Series A Preferred Stock of Travis. These shares of Series A Preferred Stock have general voting power representing approximately 42% of the total general voting power of Travis. Kenneth N. Burroughs, a director of Travis, is the president of TMRC and its parent, Tracker Marine. Under separate agreement, TMRC has agreed to vote its shares in favor of the contemplated merger transaction.

     In tandem with the merger negotiations, Travis has negotiated with its senior inventory lender and has obtained certain accommodations with respect to its current credit facilities in order to complete the merger. These accommodations include, among other things, the forbearance by the senior inventory lender from exercising certain default-related rights against Travis with respect to certain defaults currently existing under the current credit facilities, the amendment of the borrowing base to provide more borrowing flexibility thereunder and the limitation on Travis' working capital expenditures. Travis also signed an agreement with Tracker to provide working capital to Travis prior to the closing of the merger.

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     The Company  plans to file with the  Securities  and Exchange  Commission a proxy statement and other relevant documents concerning the contemplated merger and will solicit shareholder approval by means of a proxy statement, which will be mailed to Travis shareholders upon completion of the required Securities and Exchange Commission filing and review process. Investors in the Company are urged to read the proxy statement when it is filed and any other relevant documents filed with the Securities and Exchange Commission because they will contain important information. The documents may be obtained free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by Travis may be obtained by requesting them in writing from Michael B. Perrine at Travis Boats & Motors, Inc., 12116 Jekel Circle, Suite 102, Austin, Texas 78727.

     Travis Boats & Motors, Inc., is a leading multi-state superstore retailer of recreational boats, motors, trailers and related marine accessories in the southern United States. The Company operates 30 store locations in Texas, Arkansas, Oklahoma, Louisiana, Alabama, Tennessee, Mississippi, Georgia and Florida under the name Travis Boating Center. The Company's website is www.travisboatingcenter.com

                                      * * *

     Cautionary Statement for purposes of the Safe Harbor Provisions of the 1995 Private Securities Litigation Reform Act. The statements in this document or in documents incorporated by reference herein that are not historical facts are forward-looking statements as that term is defined in Section 21E of the Exchange Act that involve a number of risks or uncertainties. The actual results of the future events could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: the impact of seasonality and weather, general economic conditions and the level of discretionary consumer spending, and the Company's execution of its business plans to stop operating losses. These and numerous other risk factors were identified in the Report on Form 10-K/A filed for fiscal year 2003 and other documents filed of record.

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